Exhibit 5.1



                                January 29, 2003

The Board of Directors
Arkansas Best Corporation
3801 Old Greenwood Road
Fort Smith, AR 72903

Re:      Securities and Exchange Form S-8 Filing
         Arkansas Best Corporation Supplemental Benefit Plan

Dear Sirs:

         As General Counsel for Arkansas Best Corporation, a Delaware corporation ("Company"), I have represented the Company in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933 of obligations ("Obligations") to be issued by the Company from time to time pursuant to the Arkansas Best Corporation Supplemental Benefit Plan ("Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). In connection with this opinion, I am familiar with the corporate proceedings taken by the Company in connection with the authorization of the Plan and the Obligations, and have made such other examinations of law and fact as considered necessary in order to form a basis for the opinion hereafter expressed.

         Based upon the foregoing, I am of the opinion that the Obligations have been duly authorized, and upon the issuance of the Obligations under the terms of the Plan, such Obligations will be legally valid and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

         I am admitted to the Bar of the State of Arkansas, and I express no opinion as to the laws of any other jurisdiction. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                          Yours truly,


                                          /s/ Richard F. Cooper
                                          ---------------------------------
                                          Richard F. Cooper